Exhibit 21.1

Subsidiaries of Dave & Buster's, Inc.

D&B Leasing, Inc.	Texas
D&B Realty Holding, Inc.	Missouri
DANB Texas, Inc.	Texas
Dave & Buster's I, L.P.	Texas
Dave & Buster's Management Corporation, Inc.	Delaware
Dave & Buster's of California, Inc.	California
Dave & Buster's of Colorado, Inc.	Colorado
Dave & Buster's of Florida, Inc.	Florida
Dave & Buster's of Georgia, Inc.	Georgia
Dave & Buster's of Hawaii, Inc.	Hawaii
Dave & Buster's of Illinois, Inc.	Illinois
Dave & Buster's of Kansas, Inc.	Kansas
Dave & Buster's of Maryland, Inc.	Maryland
Dave & Buster's of Nebraska, Inc.	Nebraska
Dave & Buster's of New York, Inc.	New York
Dave & Buster's of Pennsylvania, Inc.	Pennsylvania
Dave & Buster's of Pittsburgh, Inc.	Pennsylvania
Tango Acquisition, Inc.	Delaware
Tango License Corporation	Delaware
Tango of Arizona, Inc.	Delaware
Tango of Arundel, Inc.	Delaware
Tango of Farmingdale, Inc.	Delaware
Tango of Franklin, Inc.	Delaware
Tango of Houston, Inc.	Delaware
Tango of Minnesota, Inc.	Delaware
Tango of North Carolina, Inc.	Delaware
Tango of Sugarloaf, Inc.	Delaware
Tango of Tennessee, Inc.	Delaware
Tango of Westbury, Inc.	Delaware
6131646 Canada Inc.	Ontario